SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 16, 1996



                                  INNOVEX INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                 0-13143                     41-1223933
(State or other jurisdiction    (Commission File              (IRS Employer
of incorporation)                  Number)                   Identification No.)

   1313 South Fifth Street, Hopkins, Minnesota                   55343-9904
    (Address of principal executive offices)                     (Zip Code)

 Registrant's telephone number, including area code:           (612) 938-4155


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 16, 1996, Innovex, Inc. ("Innovex") acquired substantially all of the assets of Litchfield Precision Components, Inc.("LPC"), an unrelated privately held Subchapter S corporation. The purchase price of approximately $8,500,000, was in the form of $3,500,000 in immediately available funds and the assumption of specified liabilities amounting to approximately $5,000,000. Approximately $4,000,000 of the assumed debt was paid off at the time of close. The purchase price was determined pursuant to arm's length negotiations between Innovex and LPC. The purchase was financed using internally available funds.

         LPC designs and manufactures highly complex flexible circuitry and chemically machined components. The purchased assets include several buildings and all of the manufacturing equipment required to continue to operate the business of LPC at its present headquarters and manufacturing location in Litchfield, Minnesota.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         (1) Audited Financial Statements of Litchfield Precision Components, Inc. as of December 31, 1995 and 1994 and for the years then ended (attached as Appendix A hereto).

         (2) Unaudited Financial Statements of Litchfield Precision Components, Inc. as of March 31, 1996 and for the three-month periods ended March 31, 1996 and March 31, 1995 (attached as Appendix B hereto).

(b)      Pro Forma Financial Information

         (1) Pro Forma Combined Financial Information consisting of a pro forma combined balance sheet as of March 31, 1996 and pro forma consolidated statements of income for the six month period ended March 31, 1996 and the year ended September 30, 1995 (attached as Appendix C hereto).

(c)      Exhibits.


         2        Asset Purchase Agreement by and between Innovex,
                  Inc. and Litchfield Precision Components, Inc.
                  April 5, 1996                                       Incorporated by reference to
                                                                      Exhibit 10.1 of the Innovex
                                                                      Quarterly Report of Form
                                                                      10-Q for the quarter ended
                                                                      March 31, 1996
                                                                      (File No. 0-13143)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INNOVEX INC.

                                          Registrant

Date:   June 14, 1996


                                          By \s\  Thomas W. Haley
                                          Thomas W. Haley
                                          Chairman and Chief Executive Officer





                                          By \s\  Douglas W. Keller
                                          Douglas W. Keller
                                          Corporate Controller



                                INDEX TO EXHIBITS


Exhibits                                                                 Page

2       Asset Purchase Agreement by and between Innovex, Inc. and     Previously
        Litchfield Precision Components, Inc. dated April 5, 1996       filed



                                                                      Appendix A


                      LITCHFIELD PRECISION COMPONENTS, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1995



                                    CONTENTS



                                                                       Page



                  INDEPENDENT AUDITOR'S REPORT                         F2


                  FINANCIAL STATEMENTS

                      Balance sheets                                 F3-F4


                      Statements of income                             F5


                      Statements of stockholders' equity               F6


                      Statements of cash flows                         F7-F8


                      Notes to financial statements                    F9-F12


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Litchfield Precision Components, Inc.
Litchfield, Minnesota

We have audited the accompanying balance sheets of Litchfield Precision Components, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Litchfield Precision Components, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                          \s\ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 1, 1996, except for Notes 2(b) and 5, as to which the date is April 15, 1996




LITCHFIELD PRECISION COMPONENTS, INC.

BALANCE SHEETS
December 31, 1995 and 1994

ASSETS(Note 2)                                         1995          1994
Current Assets
  Trade receivables, less allowance for doubtful
    accounts of $30,000 (Note 4)                   $ 1,389,928   $ 1,361,909
  Inventories                                        1,010,195       907,991
  Prepaid expenses and other                            31,202        74,051
  Restricted cash (Notes 2 and 3)                        4,950         3,637
                                                   -----------   -----------
          Total current assets                       2,436,275     2,347,588
                                                   -----------   -----------

Restricted Investment (Notes 2 and 3)                  326,772       326,419
                                                   -----------   -----------

Property and Equipment, at cost
  Land and land improvements                           407,455       407,455
  Buildings                                          4,371,989     4,371,989
  Equipment                                          5,377,269     5,032,383
  Office furniture and equipment                       574,982       594,186
                                                   -----------   -----------
                                                    10,731,695    10,406,013
  Less accumulated depreciation                      6,710,489     6,356,916
                                                   -----------   -----------
                                                     4,021,206     4,049,097
                                                   -----------   -----------

Intangible, bond issue costs, less accumulated
amortization 1995 $72,500; 1994 $65,000                 77,500        85,000
                                                   -----------   -----------
                                                   $ 6,861,753   $ 6,808,104
                                                   ===========   ===========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

BALANCE SHEETS (continued)

LIABILITIES AND STOCKHOLDERS' EQUITY                      1995         1994
Current Liabilities
  Note payable to bank (Note 2)                       $  917,915   $  950,192
  Current maturities of long-term debt                   723,029      776,972
  Accounts payable                                       913,600      610,132
  Accrued expenses:
    Compensation                                         457,046      381,363
    Taxes, other than income taxes                       189,582      156,726
    Interest and other                                    50,410       72,667
  Dividends payable                                       42,600       13,070
                                                      ----------   ----------
    Total current liabilities                          3,294,182    2,961,122
                                                      ----------   ----------

Long-Term Debt, less current maturities (Note 2)       2,066,143    2,455,707
                                                      ----------   ----------

Contingency (Note 5)

Stockholders' Equity (Note 2)
  Class A voting common stock, no par value; stated
    at $0.01 per share; authorized 100,000 shares;
    issued and outstanding 8,851 shares                       89           89
  Class B nonvoting common stock, no par value;
    stated at $0.01 per share; authorized 9,900,000
    shares; issued and outstanding 876,249 shares          8,762        8,762
  Additional paid-in capital                             430,049      430,049
  Retained earnings                                    1,062,528      952,375
                                                      ----------   ----------
                                                       1,501,428    1,391,275
                                                      ----------   ----------
                                                      $6,861,753   $6,808,104
                                                      ==========   ==========


See Notes to Financial Statements.



LITCHFIELD PRECISION COMPONENTS, INC.

STATEMENTS OF INCOME
Years Ended December 31, 1995 and 1994

                                   1995            1994
Revenue:
  Net sales (Note 4)          $ 11,860,043    $ 10,944,281
  Other operating revenues             252          34,775
                              ------------    ------------
    Total revenue               11,860,295      10,979,056

Cost of sales                    9,388,390       8,770,453
                              ------------    ------------
    Gross profit                 2,471,905       2,208,603

Operating expenses               1,768,571       1,419,072
                              ------------    ------------
    Operating income               703,334         789,531
                              ------------    ------------

Other income (expense):
  Interest income                   23,768          19,129
  Interest expense                (375,187)       (387,924)
  Loss on sale of equipment        (29,935)           --
  Other                             24,209           7,642
                              ------------    ------------
                                  (357,145)       (361,153)
                              ------------    ------------
    Net income                $    346,189    $    428,378
                              ============    ============


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        Common          Common
                                                         Stock           Stock      Additional
                                          Common        Class A         Class B       Paid-In       Retained
                                           Stock         Voting        Nonvoting      Capital       Earnings         Total
                                         -----------    -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1993               $     9,025    $      --     $      --     $   438,503    $   660,860    $ 1,108,388
         Redemption of common stock             (174)          --            --          (8,454)       (21,372)       (30,000)
         Common stock recapitalization        (8,851)            89         8,762          --             --             --
         Dividends                              --             --            --            --         (115,491)      (115,491)
         Net income                             --             --            --            --          428,378        428,378
                                          ----------    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1994                      --               89         8,762       430,049        952,375      1,391,275
         Dividends                              --             --            --            --         (236,036)      (236,036)
         Net income                             --             --            --            --          346,189        346,189
                                          ----------    -----------   -----------   -----------    -----------    -----------

Balance, December 31, 1995               $      --      $        89   $     8,762   $   430,049    $ 1,062,528    $ 1,501,428
                                         ===========    ===========   ===========   ===========    ===========    ===========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

STATEMENTS OF CASH FLOWS
Years Ended December 31, 1995 and 1994
                                                       1995           1994
Cash Flows From Operations
  Net Income                                    $   346,189    $   428,378
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Provision for doubtful receivables                1,339         16,750
    Depreciation and amortization                   522,354        469,322
    Loss on sale of equipment                        29,935           --
    Decrease (increase) in:
  Trade receivables                                 (29,358)      (120,244)
  Inventories                                      (102,204)       (81,557)
  Prepaid expenses and other                         42,849        (72,992)
    Increase (decrease) in:
  Accounts payable                                  221,468        131,231
  Accrued expenses                                   73,212       (113,459)
                                                -----------    -----------
    Net cash provided by operating activities     1,105,784        657,429
                                                -----------    -----------

Cash Flows From Investing Activities
  Proceeds from sale of equipment                     1,400           --
  Purchase of property and equipment               (405,314)      (516,359)
  Purchase of restricted investment                (318,563)      (319,938)
  Maturity of restricted investment                 319,938        317,100
  (Increase) decrease in restricted cash and
    investments                                      (3,041)        59,470
                                                -----------    -----------
    Net cash used in investing activities          (405,580)      (459,727)
                                                -----------    -----------

Cash Flows From Financing Activities
  Net (payments) borrowings on
    note payable to bank                            (32,277)       274,651
  Proceeds from long-term borrowings                300,000        500,000
  Principal payments on long-term debt             (774,491)      (862,432)
  Cash paid for redemption of
    common stock                                       --           (7,500)
  Dividends paid                                   (193,436)      (102,421)
                                                -----------    -----------
    Net cash used in financing activities          (700,204)      (197,702)
                                                -----------    -----------

    Increase (decrease) in cash                        --             --

Cash
  Beginning                                            --             --
                                                -----------    -----------
  Ending                                        $      --      $      --
                                                ===========    ===========



LITCHFIELD PRECISION COMPONENTS, INC.

STATEMENTS OF CASH FLOWS(CONTINUED)
YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                               1995       1994
Supplemental Disclosures of Cash Flow
         Information
                  Cash payments for interest                 $374,119   $425,997
                                                             ========   ========


Supplemental Schedules of Noncash
         Financing Activities
                  Issuance of note payable in connection
                           with redemption of common stock   $   --     $ 22,500
                  Dividends payable                            42,600     13,070
                  Equipment purchases included in
                           accounts payable                    82,000       --
                  Capital lease incurred for new
                           equipment                           30,984       --
                                                             ========   ========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: The Company's operation is principally the production and assembly of components to customer specifications in the electronic, computer peripheral, medical, and related industries. The Company sells the components primarily to customers in the Midwest region of the United States on credit terms that the Company establishes for its customers.

A summary of the Company's significant accounting policies follows:

INVENTORIES: Inventories are stated at the lower of cost (first-in, first-out method) or market. At December 31, the composition of inventories was as follows:


                             1995    1994
Raw materials     $  695,193   $  450,053
Work in process      315,002      457,938
                  ----------   ----------
                  $1,010,195   $  907,991
                  ==========   ==========

BOND ISSUE COSTS: Bond issue costs are being amortized on the straight-line method over the 20-year term of the Industrial Revenue Bond.


DEPRECIATION: Depreciation of property and equipment is computed on the straight-line and accelerated methods over the following estimated useful lives:



                                 Years
Land improvements                10
Buildings                       30-35
Equipment                         5
Office furniture and equipment   3-7

FAIR VALUE OF FINANCIAL INSTRUMENTS: At December 31, 1995, the Company adopted Financial Accounting Standards Board Statement No. 107, Disclosures About Fair Value of Financial Instruments, which requires disclosure of fair value information of financial instruments. The fair value of the Company's financial instruments and the underlying methods and assumptions are as follows:

RESTRICTED CASH: The carrying amount approximates fair value because of the nature of the investment.

NOTES PAYABLE AND LONG-TERM DEBT: The current and long-term notes payable have interest rates that are adjustable as the prime rate fluctuates and are at rates which approximate market; therefore, the carrying amount approximates the fair value.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROFIT SHARING AND 401(K) PLAN: The Company has a qualified profit sharing plan for those employees who meet the eligibility requirements set forth in the plan. Contributions to the plan are made at the discretion of the Board of Directors. There were no profit sharing contributions to the plan for the years ended December 31, 1995 and 1994.

Effective January 1, 1994, the Company amended the plan to allow employees to contribute salary deferrals. The Company can also make a discretionary matching contribution. The Company made contributions of $29,362 and $27,568 for the years ended December 31, 1995 and 1994, respectively.

INCOME TAXES: The stockholders have elected to be taxed as an S Corporation. Under these provisions, the stockholders report net income or losses of the Company on their individual income tax returns. Therefore, these statements do not include a provision for corporate income taxes.

S CORPORATION DIVIDEND DISTRIBUTIONS: The Company intends to make S Corporation dividend distributions each year in amounts necessary to fund the stockholders' personal income tax liabilities associated with the Company's taxable income less tax credits. The amount of taxable income may be different than income for financial statement purposes due to differences in the tax bases of various assets and liabilities.

RECLASSIFICATION: Certain 1994 amounts have been reclassified to be consistent with the 1995 presentation.



NOTE 2.    LINE OF CREDIT AND LONG-TERM DEBT

LINE OF CREDIT: The line of credit agreement provides for advances of up to $1,500,000 based upon qualifying accounts receivable and inventory and expires December 31, 1996. The Company had advances under the revolving line of credit of $917,915 and $950,192 at December 31, 1995 and 1994, respectively. Advances issued under this line of credit accrue interest at a rate of 1.5 percent over the prime rate (b).

LONG-TERM DEBT:

                                                                                   1995         1994
 8.8% (blended) Industrial Revenue Bond, due in monthly
         installments of approximately $27,000, including interest, to August
         2006, secured by related real estate, restricted cash and investment,
         and personal guarantees of stockholder (a)                             $2,122,917   $2,245,000
 Term notes to bank, due in monthly installments of $50,000,
         plus interest, at prime plus 2.0% to December 1996 (b)                    559,632      849,363
 5% installment note, due in monthly installments of $1,888, including interest, to January 1999, secured by certain
         equipment and personal guarantee of stockholders                           64,562        83,474
 Others
                                                                                    42,061        54,842
                                                                                ----------    ----------
                                                                                 2,789,172     3,232,679

 Less current maturities                                                           723,029       776,972
                                                                                ----------    ----------
                                                                                $2,066,143    $2,455,707
                                                                                ==========    ==========


(a) The Industrial Revenue Bond debt agreement contains various restrictions as to adherence to financial ratios and covenants, indebtedness, dividends, compensation levels, capital stock, and related-party transactions. The agreement also contains covenants restricting additional liens and security interests on assets owned or acquired.

(b) The line of credit and the term notes are part of the same agreement. The loans are secured by accounts receivable, inventory, certain equipment, certain property, and the personal guarantee of majority stockholders of $1,000,000. The agreement requires, among other things, various restrictions as to adherence to financial ratios and covenants, indebtedness, stock dividends, capital stock, and capital expenditures. At December 31, 1995, there were certain covenant violations, which were waived subsequent to year end.

The approximate aggregate maturities with respect to long-term debt for years subsequent to December 31, 1995, are as follows:



                        Amount
 1996                $    723,000
 1997                     178,000
 1998                     183,000
 1999                     173,000
 2000                     182,000
 Thereafter             1,350,000
                      -----------
                      $ 2,789,000
                      ===========



NOTE 3.    RESTRICTED CASH AND INVESTMENTS

The terms of the Company's Industrial Revenue Bond Agreement require the Company to maintain certain levels of cash and investments to be held in trust as a reserve fund and collateral for obligations under the Industrial Revenue Bond Agreement.

The restricted cash has been classified as current to meet current payment obligations under the Industrial Revenue Bond Agreement.

At December 31, 1995, the long-term restricted investment is an investment in a US Government Agency Security maturing in July 1996. This investment is recorded as a held-to-maturity security and is carried at amortized cost which approximates fair value. The amount required to be maintained as a long-term investment represents approximately one year of debt service.



NOTE 4.    MAJOR CUSTOMER

Net sales made to and trade receivables due from a major customer (which individually accounts for 10 percent or more of net sales in 1995 or 1994) are summarized as follows:


                              Net Sales                        Trade Receivables
                  ----------------------------------   ----------------------------------
                       Year Ended December 31                     December 31
                  ----------------------------------   ----------------------------------
Customer                1995             1994                1995             1994
- -----------------------------------------------------------------------------------------
   A              $   1,662,000    $   2,415,000       $    65,000      $    221,000




NOTE 5.    SUBSEQUENT EVENT

On April 5, 1996, the Company signed an agreement to sell substantially all of the assets of the Company. The closing of this transaction is subject to the completion by the buyer of their due diligence.


                                                                      Appendix B


                      LITCHFIELD PRECISION COMPONENTS, INC.

                                FINANCIAL REPORT

                                 MARCH 31, 1996



LITCHFIELD PRECISION COMPONENTS, INC.

UNAUDITED BALANCE SHEET
MARCH 31, 1996

ASSETS
Current Assets
         Trade receivables, less allowance for doubtful
                  accounts of $30,000                     $ 1,154,746
         Inventories                                        1,263,359
         Prepaid expenses and other                            55,946
         Restricted cash                                        2,870
                                                          -----------
                           Total current assets             2,476,921
                                                          -----------
Restricted Investment                                         331,342
                                                          -----------
Property and Equipment, at cost
         Land and land improvements                           407,455
         Buildings                                          4,371,989
         Equipment                                          5,441,511
         Office furniture and equipment                       590,775
                                                          -----------
                                                           10,811,730
         Less accumulated depreciation                      6,842,264
                                                          -----------
                                                            3,969,466
                                                          -----------
Intangible, bond issue costs, less accumulated
                  amortization of $74,375                      75,625
                                                          -----------
                                                          $ 6,853,354
                                                          ===========


See Notes to Financial Statements.







LITCHFIELD PRECISION COMPONENTS, INC.

UNAUDITED BALANCE SHEET (CONTINUED)
MARCH 31, 1996

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
         Note payable to bank                                $1,218,746
         Current maturities of long-term debt                   576,063
         Accounts payable                                       823,732
         Accrued compensation                                   414,303
         Other accrued liabilities                              255,650
                                                             ----------
                  Total current liabilities                   3,288,494
                                                             ----------

Long-Term Debt, less current maturities                       2,023,484
                                                             ----------

Stockholders' Equity
         Class A voting common stock, no par value;
                  stated at $0.01 per share; authorized
                  100,000 shares; issued and outstanding
                  8,851 shares                                       89
         Class B nonvoting common stock, no par value;
                  stated at $0.01 per share; authorized
                  9,900,000 shares; issued and outstanding
                  876,249 shares                                  8,762
         Additional paid-in capital                             430,049
         Retained earnings                                    1,102,476
                                                             ----------

                                                              1,541,376
                                                             ----------

                                                             $6,853,354
                                                             ==========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

UNAUDITED STATEMENTS OF INCOME

                               Three Months Ended
                                   March 31,
                              1996           1995

Net sales                 $ 2,990,021    $ 3,116,413

Cost of sales               2,371,964      2,345,429
                          -----------    -----------
    Gross profit              618,057        770,984

Operating expenses            476,450        395,288
                          -----------    -----------
    Operating income          141,607        375,696
                          -----------    -----------

Other income (expense):
     Interest income            6,605          7,680
     Interest expense         (88,123)       (99,785)
         Other                    359            198
                          -----------    -----------

                              (81,159)       (91,907)
                          -----------    -----------
       Net income         $    60,448    $   283,789
                          ===========    ===========


See Notes to Financial Statements.



LITCHFIELD PRECISION COMPONENTS, INC.

UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 1996

                               Common        Common
                               Stock          Stock      Additional
                              Class A        Class B       Paid-In       Retained
                               Voting       Nonvoting      Capital       Earnings        Total
                             -----------   -----------   -----------   -----------    -----------
Balance, December 31, 1995   $        89   $     8,762   $   430,049   $ 1,062,528    $ 1,501,428
         Dividends                  --            --            --         (20,500)       (20,500)
         Net income                 --            --            --          60,448         60,448
                             -----------   -----------   -----------   -----------    -----------
Balance, March 31, 1996      $        89   $     8,762   $   430,049   $ 1,102,476    $ 1,541,376
                             ===========   ===========   ===========   ===========    ===========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

                                                                                  Three Months Ended
                                                                                        March 31,
                                                                                 ----------------------
                                                                                   1996          1995
                                                                                 ---------    ---------
Cash Flows From Operations
         Net Income                                                              $  60,448    $ 283,789
         Adjustments to reconcile net income to net cash provided
           by operating activities:
                  Depreciation and amortization                                    133,650      124,911
                  Decrease (increase) in:
                           Trade receivables                                       235,182     (143,862)
                           Inventories                                            (253,164)      14,785
                           Prepaid expenses and other                              (24,744)      14,631
                  Increase (decrease) in:
                           Accounts payable                                        (89,868)    (165,132)
                           Accrued expenses                                        (47,585)      76,045
Net cash provided by operating activities                                           13,919      205,167
                                                                                 ---------    ---------

Cash Flows From Investing Activities
         Purchase of property and equipment                                        (80,035)     (78,780)
         Increase in restricted cash and investments                                (2,490)      (4,246)
                                                                                 ---------    ---------
Net cash used in investing activities                                              (82,525)     (83,026)
                                                                                 ---------    ---------

Cash Flows From Financing Activities
         Net borrowings on note payable to bank                                    300,831       79,172
         Principal payments on long-term debt                                     (189,625)    (201,313)
         Dividends paid                                                            (42,600)        --
                                                                                 ---------    ---------
Net cash provided by (used in) financing activities                                 68,606     (122,141)
                                                                                 ---------    ---------

Increase (decrease) in cash                                                           --           --

Cash
         Beginning                                                                    --           --
                                                                                 ---------    ---------
         Ending                                                                  $    --      $    --
                                                                                 =========    =========


Supplemental Disclosures of Cash Flow Information:
                  Cash payments for interest                                     $  88,048    $ 100,661
                                                                                 =========    =========


See Notes to Financial Statements.




LITCHFIELD PRECISION COMPONENTS, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1. - ACCOUNTING POLICIES

         The accompanying unaudited financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial statements include the accounts of Litchfield Precision Components, Inc.. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of operating results have been made. Operating results for interim periods are not necessarily indicative of results which may be expected for the year as whole. For further information, refer to the audited financial statements and footnotes for the year ended December 31, 1995 included in Appendix A above.



                                                                      APPENDIX C


                          INNOVEX INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited pro forma financial statements are based on the historical financial statements of Innovex, Inc. ("Innovex"). These statements also show the unaudited pro forma information to give effect to the acquisition of the assets of Litchfield Precision Components, Inc. ("LPC") which were acquired as of May 16, 1996. This acquisition was accounted for as a purchase. The accompanying unaudited consolidated balance sheet reflects this acquisition as if it occurred at March 31, 1996. The unaudited pro forma consolidated statement of operations for the six month period ended March 31, 1996 and for the year ended September 30, 1995 reflect the acquisition as if it occurred as of October 1, 1994. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of future operations.





INNOVEX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 1996
(dollars in thousands)


                                                                             Pro Forma
                                                                        ----------------------
ASSETS                                          Innovex       LPC       Adjustments   Combined
- ------                                          -------       ---       -----------   --------
Current assets:
         Cash and cash equivalents              $  7,349   $   --      $ (6,847)(1)   $    502
         Short-term investments                   17,765       --          --           17,765
         Accounts receivable                       7,360      1,155        --            8,515
         Inventories                               3,194      1,263        --            4,457
         Other current assets                      2,240         59         (59)(1)      2,240
                                                --------   --------    --------       --------
                  Total current assets            37,908      2,477      (6,906)        33,479

Property, plant and equipment                      7,340      3,969         690(1)      11,999
Intangible and other assets                        1,827        407         877(1)       3,111
                                                --------   --------    --------       --------
                                                $ 47,075   $  6,853    $ (5,339)      $ 48,589
                                                ========   ========    ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Current liabilities:
         Current maturities of long-term debt   $    108   $  1,795    $ (1,795)(1)   $    108
         Accounts payable                          1,741        824        --            2,565
         Other accrued liabilities                 2,513        670        --            3,183
                                                --------   --------    --------       --------
                  Total current liabilities        4,362      3,289      (1,795)         5,856

Long-term debt                                     1,119      2,023      (2,003)(1)      1,139
Other long-term liabilities                          371       --          --              371

Stockholders' equity:
         Common stock                                283          9          (9)(1)        283
         Capital in excess of par value            9,017        430        (430)(1)      9,017
         Retained earnings                        31,923      1,102      (1,102)(1)     31,923
                                                --------   --------    --------       --------
                  Total stockholders' equity      41,223      1,541      (1,541)        41,223
                                                --------   --------    --------       --------
                                                $ 47,075   $  6,853    $ (5,339)      $ 48,589
                                                ========   ========    ========       ========


See notes to Pro Forma Consolidated Financial Statements.





INNOVEX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)


                                                      For the Six Months Ended March 31, 1996

                                                                                 Pro Forma
                                                                          -----------------------
                                                    Innovex      LPC      Adjustments    Combined
                                                   --------    --------   -----------    --------
Net sales                                          $ 27,786    $  6,095                  $ 33,881
Costs and expenses:
         Cost of sales                               16,256       4,900   $    (65)(2)     21,091
         Selling, general and administrative          2,557         996         60(3)       3,613
         Engineering                                  1,216        --         --            1,216
         Net interest and other (income)
                   expense                             (397)        173         29(4)        (195)
                                                   --------    --------   --------       --------
Income before taxes                                   8,154          26        (24)         8,156
Provision for income taxes                            2,447        --         1(5)          2,448
                                                   --------    --------   --------       --------
Net income                                         $  5,707    $     26   $    (25)      $  5,708
                                                   ========    ========   ========       ========

Primary and fully dilutive net income
         per share:                                $   0.79                              $   0.79
                                                   ========                              ========
Common and Common Equivalent Shares Outstanding:
         Primary                                      7,229                                 7,229
                                                   ========                              ========
         Assuming full dilution                       7,229                                 7,229
                                                   ========                              ========



                                                        For the Year Ended September 30, 1995

                                                                                  Pro Forma
                                                                          -----------------------
                                                    Innovex       LPC     Adjustments    Combined
                                                   --------    --------   -----------    --------
Net sales                                          $ 50,194    $ 11,512                  $ 61,706
Costs and expenses:
         Cost of sales                               28,631       9,038   $   (115)(2)     37,554
         Selling, general and administrative          4,727       1,653        121          6,501
         Engineering                                  2,464        --         --            2,464
         Net interest and other (income)
                   expense                             (446)        388         16(4)         (42)
                                                   --------    --------   --------       --------
Income before taxes                                  14,818         433        (22)        15,229
Provision for income taxes                            4,789        --          148(5)       4,937
                                                   --------    --------   --------       --------
Net income                                         $ 10,029    $    433   $   (170)      $ 10,292
                                                   ========    ========   ========       ========

Net income per share
         Primary:                                  $   1.40                              $   1.44
         Assuming full dilution:                   $   1.39                              $   1.42

Common and Common Equivalent Shares Outstanding:
         Primary                                      7,161                                 7,161
         Assuming full dilution                       7,228                                 7,228




INNOVEX INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) To reflect the purchase of the assets of Litchfield Precision Components, Inc. based on the assumption that the transaction was completed as of March 31, 1996. The acquisition has been accounted for under the purchase method and , accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their fair values. The excess of the purchase price above the fair value of the assets, approximately $1,284,000, has been assigned to intangible assets and is being amortized over ten years.

(2) To decrease depreciation expense to reflect the restatement to fair value and adjustment in estimated useful lives of the fixed assets as a result of the acquisition.

(3) To record the amortization of the portion of the purchase price allocated to intangible assets over 10 years and eliminate the amortization of the bond issue costs which related to bonds paid off at the time of acquisition.

(4) To eliminate interest expense recorded on debt which was paid off at the time of acquisition and eliminate interest income on $6,847,000 of cash and short term investments used to complete the purchase.

(5) To adjust income taxes as a result of the effects of the pro forma adjustments on income before taxes and to adjust for the change in Litchfield Precision Components, Inc.'s tax status from a Subchapter S corporation to filing as part of a consolidated Subchapter C corporation.